EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

between

VALLEY NATIONAL BANK

and

LORAL SKYNET CORPORATION

as of September 4, 2007

This is a LOAN AND SECURITY AGREEMENT (“Agreement”) made as of September 4, 2007 between VALLEY NATIONAL BANK (“Lender”), having offices at 275 Madison Avenue, New York, New York 10016 and LORAL SKYNET CORPORATION a Delaware corporation (“Borrower”), having a principal place of business at 600 Third Avenue, New York, New York 10016.

W I T N E S S E T H:

WHEREAS, Borrower has requested that Lender make a bridge loan to Borrower; and

WHEREAS, Lender is willing to make such loan on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth below, provided however, any capitalized term used, but not defined herein shall be defined as set forth in the UCC.

“Account” — all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now existing or hereafter created): all obligations of any kind at any time due or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC or the law of any other state as accounts, accounts receivable, contract rights, chattel paper, General Intangibles, or otherwise) including without limitation invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, together with all security for any thereof, and all of Borrower’s rights to goods sold (whether delivered, undelivered, in transit or returns), represented by any thereof, together with all proceeds and products of any of the foregoing.

“Affiliate” — any Person, (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, any other Person, or (ii) which beneficially owns or holds ten (10%) percent or more of any class of the voting securities or other equity interest of any other Person.

“Agreement” — this Loan and Security Agreement, all exhibits and schedules hereto and all extensions, renewals, amendments, modifications, substitutions and replacements hereto and hereof.

“Anti Terrorism Laws” shall mean any statute or regulation relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, and those laws administered by the United States Treasury Department Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

“Blocked Person” shall mean: (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (e) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or (f) a Person who is affiliated or associated with a Person listed above.

“Business Day” — any day, other than a Saturday, Sunday or other day on which banks located in the State of New York are required or permitted to close.

“CD” – the certificate of deposit issued for the account of Corporate Guarantor by Lender in the initial principal sum of One Hundred Forty Two Million Seven Hundred Twenty Thousand Six Hundred Fifty Nine Dollars ($142,720,659.00), such amount being equal to the sum of the principal amount of the Loan plus accrued interest (computed as provided in this Agreement) on the Loan from and including September 4, 2007 through but not including December 17, 2007.

“CD Rate” – a per annum rate of 3.85% which shall be paid by Lender on the principal balance of the CD.

“Collateral” — all the following, wherever located and whether now existing or hereafter created or arising and whether now owned or hereafter acquired by Borrower: Accounts, Equipment, General Intangibles, Goods, Inventory, and Investment Property, all documents of title, policies or certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any thereof, all claims of Borrower against third parties for loss of or damage to, or otherwise relating to, any thereof, and all accessions and additions to, replacements and substitutions for, and proceeds and products of, all of the forgoing.

“Contract Rate” — the CD Rate plus one-quarter of one percent (0.25%) per annum.

“Corporate Guarantor” – Loral Space & Communications, Inc., a Delaware corporation.

“Default Rate” — a rate of interest two percent (2%) per annum in excess of the rate in effect on the date on which the Event of Default occurs.

“Effective Date” –September 4, 2007, notwithstanding the fact that this Agreement may have been executed and delivered on an earlier date.

“Encumbrance” — any security interest, mortgage, charge, claim, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capitalized lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC) in, upon, or against Borrower or any asset of Borrower, whether or not voluntarily given.

“Environmental Claim” — any claim, suit, notice, order, demand or other communication made by any Person, including Borrower, with respect to Borrower or any of its properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iii) orders investigations, corrective action, remediation or other response under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Substances; or (vi) alleges that there is or may be contamination.

“Environmental Law” — any Governmental Rule concerning protection or regulation of the discharge of substances into the environment, including but not limited to those concerning air emissions, water discharges and treatment, storage tanks, and the handling, generation, treatment, storage and disposal of waste materials, chemical substances, pollutants, contaminants, toxic substances, pathogens, radioactive materials or hazardous substances of any kind, whether solid, liquid or gaseous, including without limitation the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; the National Environmental Policy Act, 42 U.S.C. 4321; the Refuse Act, 33 U.S.C. §401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§1801-1812; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §136 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300 et seq.; and each as amended as an how or hereinafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

“Equipment” — all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all of Borrower’s equipment, machinery, furniture, fixtures, motor vehicles, parts, supplies and tools, and all other tangible personal property similar to any of the foregoing, and all repairs, modifications, alterations, replacements, additions, controls and operating accessories therefor and proceeds and products thereof.

“ERISA” — as defined in Section 5.15.

“Event of Default” — as defined in Section 9.

“Executive Order No. 13224” — Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“GAAP” — generally accepted accounting principles in effect in the United States of America, consistently applied from period to period.

“General Intangibles” — all items described in the UCC definition thereof and all of the following whether or not so described, owned by Borrower or in which Borrower has any right, title or interest, whether now owned or in existence or hereafter created or acquired: any chose in action, cause of action, business records, deposit account, invention, design, patent, patent application, trademark, trademark application, service mark, service mark application, trade name, trade name application, trade secret, goodwill, copyright, copyright application, registration, license, franchise, customer list, tax refund claim, computer program, claims under guaranties, security interests, rights to indemnification or any other intangible property of any kind or nature (other than an Account).

“Governmental Authority” — any (i) nation, state, government, jurisdiction or jurisdictional authority (domestic, foreign or international), any political subdivision thereof, and any governmental, quasi-governmental, judicial, public, statutory, administrative or regulatory body, agency, department, bureau, authority, court, commission, board, office, instrumentality, administrative tribunal or other entity of any of the foregoing and any official thereof and (ii) any arbitrator, arbitration tribunal or other non-governmental entity which has jurisdiction over Borrower as a result of (A) the consent of Borrower or (B) being vested with such jurisdiction by any Governmental Authority.

“Governmental Rule” — any constitutional provision, law, statute, code, act, rule, regulation, permit, license, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, award, standard, directive, decision, determination, demand or holding of any Governmental Authority, whether in existence on the date hereof or whether issued, enacted or adopted hereafter, and any change therein or in the interpretation or application thereof following the date hereof.

“Guaranty” – that certain Continuing Corporate Guaranty, in form and substance acceptable to Lender, guaranteeing the Obligations, executed and delivered contemporaneously herewith by Corporate Guarantor.

“Inventory” — all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all goods, merchandise or other personal property held by Borrower for sale or lease or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto; all raw materials, work or goods in process; and all materials and supplies of any kind or description used or usable in connection with the manufacture, packaging, shipping, advertisement, sale or finishing of any of the foregoing, together with all proceeds and products of any of the foregoing.

“Investment Property” shall mean and include all of Borrower’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Loan” — the Time Loan made pursuant to Section 2.1 of this Agreement.

“Material Adverse Effect” a material adverse effect upon (a) the business or financial condition of Borrower, (b) the ability of Borrower to repay the Obligations when due or (c) Bank’s security interest in the Collateral.

“Note” – that certain Secured Time Note executed by Borrower contemporaneously herewith in the amount of the Loan.

“Obligations” — all principal of and interest on the Loan, all fees and other sums payable by Borrower under the terms of this Agreement or the Note, and all out-of-pocket costs and expenses incurred by Lender in connection with this Agreement and the Related Documents at any time, including, but not limited to the expenses and reasonable fees of Lender’s counsel, whether of outside counsel or the allocated cost of Lender’s in-house counsel.

“Permitted Encumbrance” — any or any combination of the following:

(a) The liens and security interests in the Collateral granted to Lender;

(b) Liens for taxes, assessments, governmental charges or levies on Borrower or any of Borrower’s properties, but only if such taxes, assessments, governmental charges or levies (i) are at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which Borrower has created adequate reserves; or (ii) are not pursuant to any Environmental Law;

(c) Pledges or deposits to secure payment of workers’ compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

(d) Mechanics’, carriers’, workmen’s, repairmen’s and other similar statutory liens incurred in the ordinary course of Borrower’s business, so long as the liability secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted with respect to which Borrower has created adequate reserves or has adequate insurance protection; and

(e) Encumbrances existing on the date hereof and listed on Schedule 5.14.

“Person” — any individual, partnership, corporation, association, trust, business trust, joint venture, joint stock company, limited liability company, limited liability partnership, limited partnership, unincorporated organization or enterprise or Governmental Authority.

“Pledge” – the Pledge Agreement in form and substance acceptable to Lender executed contemporaneously herewith by Corporate Guarantor, pledging the CD as collateral for the Guaranty and the Obligations.

“Related Documents” – the Note, the Guaranty and the Pledge.

“Senior Notes” – Borrower’s 14% Senior Secured PIK Notes due 2015.

“Termination Date” – the earlier of (a) December 17, 2007, or (b) the date on which all or substantially all the assets of Borrower are transferred to Telesat Canada or an Affiliate in conjunction with the direct or indirect acquisition by Corporate Guarantor and other Persons of Telesat Canada.

“Trading with the Enemy Act” — the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“UCC” — the Uniform Commercial Code as in effect from time to time in the State of New York, except with respect to Collateral located outside of the State of New York, and as to issues of perfection and exercise of remedies only, the Uniform Commercial Code as in effect from time to time in the jurisdiction wherein the Collateral is located.

“USA PATRIOT Act” — the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

2 TIME LOAN

2.1 Loan. On the Effective Date, provided that on such date no Event of Default shall have occurred and be continuing, Lender shall make a singe advance to Borrower in the sum of One Hundred Forty One Million Fifty Thousand Dollars ($141,050,000.00) and Borrower hereby agrees to repay same pursuant to the terms and conditions set forth below (“Time Loan”). The Time Loan shall be evidenced by the Secured Time Loan Note.

2.2 Term of Repayment. The Time Loan shall be repaid, in full, on the Termination Date, together with all accrued interest and all accrued and unpaid fees and charges, if any.

2.3 Application of Payments. Each payment of principal or interest or prepayment of principal, howsoever designated by Borrower, shall be applied first on account of accrued and unpaid interest, with the excess, if any, to be applied to the unpaid principal balance of the Time loan.

2.4 Prepayment. If Borrower so elects, the Loan may be prepaid in full or in part at any time without penalty or premium, provided however, partial prepayments shall be (a) not less than and in integral multiples of One Million Dollars ($1,000,000.00), and (b) paid together with all accrued and unpaid interest on the amount being prepaid through the date of payment.

2.5 Disbursement. Borrower hereby requests and directs and Lender hereby agrees that all of the proceeds of the Loan shall be wired on the Effective Date in accordance with the following wire instructions:

Bank of New York

ABA No.: 021000018

BBK — ATTN: CORPORATE TRUST AGENCY/GLA 111-565

RE: Loral Skynet Corporation

ACCOUNT NO.: 222773

2.6 Use of Proceeds. The proceeds of the Loan shall be utilized to pay Borrower’s redemption obligations for the Senior Notes.

3	ADDITIONAL PROVISIONS RE: INTEREST, FEES AND PAYMENT

3.1 Interest Rate/Payment. Interest shall accrue on the outstanding principal balance of the Loan at the Contract Rate and shall be due and payable, in full, on the Termination Date.

3.2 Interest Calculation; Lawful Rate. Interest on the Loan shall be calculated on a daily basis upon the unpaid principal balance, with each day representing 1/360th of a year. If the interest rate calculated in accordance with any provision of this Agreement for the Loan would at any time exceed the maximum permitted by any law then applicable to such Loans, then for such period as such rate would exceed the maximum permitted by such law (and no longer) the rate of interest payable on the Loan shall be reduced to the maximum permitted by such law.

3.3 Default Rate. Upon the occurrence and during the continuance of any Event of Default hereunder, the Loan shall, at the option of Lender, bear interest at the Default Rate.

3.4 Non-Business Days. If any payment pursuant to this Agreement or any of the Related documents shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall be included in computation of the interest or other payment due.

3.5 Reimbursement of Increased Cost to Lender. If any law, regulation or guideline, or change in any law, regulation or guideline or in the interpretation thereof, or any order or ruling by any Governmental Authority, or compliance by the Bank with any Governmental Rule of any such Governmental Authority, shall impose, modify, or deem applicable to Lender any reserve, capital, special deposit or other requirement or condition in respect of this Agreement or the Loan, which results in an increased cost or reduced benefit to Lender in maintaining the Loan (as determined by reasonable allocation of the aggregate of such increased costs or reduced benefits to Lender resulting from such event), then Borrower shall pay to Lender from time to time, upon demand, additional amounts sufficient to compensate Lender for such increased costs or reduced benefits, together with interest on each such amount from a date ten (10) days after the date of such demand until payment in full thereof at the Default Rate. A certificate setting forth in reasonable detail such increased cost incurred or reduced benefit realized by Lender as a result of any such event shall be conclusive as to the amount thereof, absent manifest error.

3.6 Loan Fee. On the Effective Date, Borrower shall pay to Lender a fee in the sum of Three Hundred Sixty Five Thousand Dollars ($365,000.00), which fee shall be fully earned, non-refundable and not subject to rebate or pro-ration upon the execution of this Agreement; provided however, a non-refundable portion of the fee, in the amount of One Hundred Thousand Dollars ($100,000.00) has previously been paid by Borrower to Lender.

4 SECURITY INTEREST

As security for the due and punctual payment and performance of all of the Obligations, whether pursuant to this Agreement or otherwise, Borrower hereby pledges, transfers and assigns to Lender, and grants to Lender security interests in, all of the Collateral, provided however (a) “Collateral” shall not include any property which contains a valid prohibition on the creation of a security interest other than to the extent such prohibition is rendered unenforceable under applicable law, including the UCC, or which requires the approval of any Governmental Authority, and (b) Borrower shall not be required to take any action (including filings or recordations and whether such action is under the laws of the United States, any state thereof or any foreign law) to perfect or establish the priority of the security interest created by this Section 4.1 other than to file a UCC financing statement with the Secretary of State of Delaware. The security interests granted hereby, and all remedies and other rights stated or referred to in this Agreement or any of the Related Documents, shall continue in full force and effect until full and final payment and performance of the Loan and all other Obligations under this Agreement.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender, knowing and intending that Lender will rely thereon in making the Loan, that the following statements are true and accurate.

5.1 Organization and Qualification.

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction stated at the beginning of this Agreement.

(b) Borrower has the power and authority, and all necessary licenses or other authorizations, to own its properties and to carry on its business as now conducted.

5.2 Due Authorization; No Default.

(a)	The execution, delivery and performance by Borrower of this Agreement, and the Related Documents to which it is a party are within Borrower’s powers, have been duly authorized by all necessary action on the part of Borrower, and do not and will not (i) violate Borrower’s Certificate of Incorporation or Bylaws or any Governmental Rule of any Governmental Authority, (ii) constitute a breach of, or default under, any agreement, undertaking or instrument to which Borrower is a party or by which it may be affected, or (iii) result in the imposition of any lien, encumbrance or restriction on any assets of Borrower.

(b)	Borrower has delivered to Lender true and complete copies of Borrower’s resolutions necessary to authorize the transactions contemplated by this Agreement, and of Borrower’s Certificate of Incorporation and Bylaws, all as in effect on the date hereof and certified by a duly authorized officer of Borrower.

(c)	This Agreement and the Related Documents to which Borrower is a party upon their execution and delivery, will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

5.3 No Governmental Consent Necessary. No authorization, approval or other action by and no notice to or filing with any Governmental Authority is required for the due execution, delivery and performance by Borrower of this Agreement or any of the Related Documents to which Borrower is a party.

5.4 No Proceedings. There are no pending or threatened claims, actions, proceedings or investigations before any Governmental Authority that may, singly or in the aggregate, have a material adverse effect on the validity or enforceability of this Agreement or the ability of Borrower to perform its Obligations.

5.5 Financial Statements.

(a)	Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender do and will truly and fairly present the financial condition of Borrower as at the respective dates thereof and the results of its operations for the periods ended on such dates, in accordance with GAAP. All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects.

(b)	Except as shown on the most recent financial statements delivered to Lender, Borrower has no liabilities as of the date hereof which would have an adverse effect on the Collateral or on the financial condition, operations or other properties of Borrower.

5.6 Solvency. Borrower’s assets, at a fair valuation, exceed Borrower’s liabilities (including, without limitation, contingent liabilities); Borrower is paying its debts as they become due; and Borrower has capital and assets sufficient to carry on its business.

5.7 Compliance With Laws. Except where the failure is not reasonably likely to have a Material Adverse Effect: (a) Borrower is in compliance with all Governmental Rules applicable to its ownership or use of properties or the conduct of its business; (b) Borrower has not received any notice of violation of any of the foregoing; and (c) Borrower is not in violation of any judgment, order or decree of any Governmental Rule of any Governmental Authority.

5.8 No Other Violations. Borrower is not in violation of any term of its Certificate of Incorporation or Bylaws and no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) breach of, or a default under, any agreement, undertaking or instrument to which Borrower is a party or by which it or any of its property may be affected, or (b) the imposition of any Encumbrance on any property of Borrower except any event in clause (a) or (b) which is not reasonably likely to have a Material Adverse Effect.

5.9 Taxes and Assessments. Borrower has filed all material federal, state and local tax returns and other reports it is required to file to the date hereof (or has obtained valid, written extensions as to any not so filed), has paid all taxes, assessments, and other governmental charges due and payable to the date hereof, and has made adequate provision for the payment of such taxes, assessments and charges accrued but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or other governmental charges not provided for or disclosed in the financial statements provided to Lender.

5.10 Books and Records. Borrower maintains its principal books and records at 600 Third Avenue, New York, New York and 500 Hills Drive, Bedminster, NJ 07921.

5.11 Intentionally Omitted.

5.12 Chief Executive Office. The principal place of business and chief executive office of Borrower is located at the addresses set forth in Section 5.10.

5.13 Intentionally Omitted.

5.14 Title. Borrower has good and marketable title to all of the Collateral.

5.15 ERISA. Except where the failure is not reasonably likely to have a Material Adverse Effect: (a) Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the Pension Benefit Guaranty Corporation (“PBGC”), (b) neither a reportable event as defined in Section 4043 of ERISA, nor a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained, or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to hereinafter as an “ERISA Affiliate,” and any such employee benefit plan being referred to hereinafter as a “Plan”), (c) no notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a) (3) of ERISA, (d) Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; (e) no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and (e) no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

5.16 O.S.H.A. Except where the failure is not reasonably likely to have a Material Adverse Effect: (a) Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local Governmental Rules; and (b) there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such Governmental Rules to the best of Borrower’s knowledge.

5.17 Environmental Matters. Except to the extent not reasonably likely to have a Material Adverse Effect:

(a)	No property owned or used by Borrower is or to the best of Borrower’s knowledge has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any “hazardous substances” or “hazardous wastes” as defined in any applicable Environmental Law.

(b)	To the best of Borrower’s knowledge, Borrower is in material compliance with all applicable Environmental Laws.

(c)	No hazardous substances are present at any property owned or leased by Borrower, nor will any hazardous substances be present upon any such property or in the operation thereof by Borrower, except such hazardous substances which are transported, used, stored, disposed of and otherwise handled in accordance with all Environmental Laws, in proper storage containers.

(d)	To the best of Borrower’s knowledge, all permits and authorizations required under Environmental Laws for all operations of Borrower have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances.

(e)	There are no past, pending or, to the best of Borrower’s knowledge, threatened Environmental Claims against Borrower or any property owned or leased by Borrower; and there is no condition or occurrence on any property owned or leased by Borrower that could reasonably be anticipated (i) to form the basis of an Environmental Claim against Borrower or its properties or (ii) to cause any property owned or leased by Borrower to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law.

5.18 Prohibited Business Activities. Borrower is not (i) engaged principally or as one of its important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying “margin stock “ (within the meaning of Regulation U); (ii) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the “control” of an “investment company”, as those terms are defined in such Act, and shall not become such an “investment company” or under such “control”; or (iii) a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or an “affiliate” of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

5.19 Margin Stock. No part of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any “margin stock” (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.

5.20 Patriot Act. Borrower has not (a) conducted any business or engaged in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) dealt in, or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law or (d) caused, suffered or permitted any Affiliate of Borrower to do any of the foregoing.

5.21 Representations and Warranties True, Accurate and Complete. None of representations, warranties or statements to Lender contained in this Agreement, in any of the Related documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation, warranty or statement not misleading in light of the circumstances under which it is made. All of such representations, warranties and statements shall survive until full and final payment and performance of the Loan and all other Obligations under this Agreement and the Related documents.

6 AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until full and final payment and performance of the Loan and all other Obligations under this Agreement and the Note, Borrower shall, unless Lender shall otherwise consent in writing:

6.1 Maintenance of Existence and Qualifications. Maintain and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications necessary or desirable for its ownership or use of properties or the conduct of its business.

6.2 Payment of Taxes and Other Obligations. Pay (a) before they become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its property or required to be collected by it, and (b) when due, all other indebtedness and liabilities of any kind now or hereafter owing by it, except where the failure is not reasonably likely to have a Material Adverse Effect.

6.3 Maintenance of Properties. Maintain its properties including the Collateral in good working order and condition ordinary wear and tear excepted.

6.4 Notice of Adverse Events. Promptly notify Lender in writing of the occurrence or existence of any of the following: (a) any Event of Default as defined in this Agreement; (b) any matter or event which has resulted in, or may result in, a material adverse change in the financial condition or any property or operations of Borrower; (c) any material claim, action, proceeding or investigation filed or instituted against Borrower, or any adverse determination in any material pending action, proceeding or investigation affecting it; or (d) if the representations set forth in this Agreement ceases to be true, correct and complete in any material respect.

6.5 Information and Documents to be Furnished to Lender. Furnish to Lender in form and substance reasonably satisfactory to it:

(a)	Annual Financial Statements. As soon as available but in no event later than ninety (90) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such year and consolidated and consolidating statements of income, cash flows and changes in stockholders’ equity for such year (all in reasonable detail and with all notes and supporting schedules), reviewed by an independent certified public accountant satisfactory to Lender, as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with GAAP consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto.

(b)	Quarterly Financial Statements. As soon as available but in no event later than forty-five (45) days after the end of each quarter (commencing with the quarter ended September 30, 2007) of each fiscal year of Borrower, except the fourth such quarter in any fiscal year a balance sheet of Borrower as of the end of such quarter and statements of income, cash flows and changes in stockholders’ equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules), certified by the chief financial officer of Borrower as presenting fairly the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with GAAP consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto.

6.6 Access to Records and Property. At any time and from time to time, upon request by Lender, give any representative of Lender access during normal business hours to inspect any of Borrower’s properties and to examine, copy and make extracts from any and all books, records, and documents in the possession of Borrower or any independent contractor relating to Borrower’s affairs or the Collateral (including without limitation returns for federal income tax and other taxes).

6.7 Insurance at Borrower’s Expense.

(a)	Liability and Property Insurance. Maintain at Borrower’s expense usual and customary insurance consistent with past practice and deemed prudent by the Borrower.

(b)	Copies of Policies. Upon demand, deliver to Lender the original of each policy evidencing insurance required by this Section 6.7, together with evidence of payment of all premiums therefor.

(c)	Notice and Proof of Loss. In the event of loss or damage, forthwith file proofs of loss satisfactory to Lender with the appropriate insurer, but without limiting the rights of Lender pursuant to Subsection 10.1.

(d)	No Duty for Lender. In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy, or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

6.8 Records. Maintain complete and accurate books and records of all its operations and properties, including records of the Collateral.

6.9 Further Assurances. From time to time, execute and deliver such further documents and take such further actions as Lender may reasonably request in order to carry out the purposes of this Agreement and the Related Document.

7 NEGATIVE COVENANTS

Borrower covenants and agrees that, until full and final payment and performance of the Loan and all other Obligations under this Agreement and the Note, Borrower shall not, unless Lender shall otherwise consent in writing:

7.1 No Consolidation, Merger, Acquisition, Liquidation. Enter into any merger, consolidation, reorganization or recapitalization; take any steps in contemplation of dissolution or liquidation, provided Borrower may enter into and perform its obligations under an agreement to sell, transfer or contribute substantially all of its assets provided the Loan is repaid upon consummation of such transactions.

7.2 Modification of Governing Documents. Change, alter or modify, or permit any change, alteration or modification of, its Certificate of Incorporation or Bylaws (or partnership agreement) or other governing documents in a manner which would be adverse to Borrower’s obligations or Lender’s rights under this Agreement.

7.3 Change of Location or Name. Change any of the following unless it shall have given Lender not less than thirty (30) days prior written notice: (a) the location stated in Section 5.10 for the maintenance of its books and records, (b) the location of the principal place of business or chief executive office of Borrower as stated in Section 5.10, (c) its registered name, or (d) the jurisdiction of its registration or organization.

7.4 Inconsistent Agreement. Enter into any agreement containing any provision that would be violated by the performance of the Obligation or Borrower’s obligations under this Agreement or the Note.

7.5 Patriot Act. Until satisfaction in full of the Obligations (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law or (d) cause, suffer or permit any Affiliate of Borrower to do any of the foregoing. Borrower shall deliver to Lender any certification or other evidence requested from time to time by Lender, confirming Borrower’s compliance with this Section

8 CONDITIONS PRECEDENT

The obligation of Lender to make the Loan is subject to the satisfaction of each of the following conditions precedent:

8.1 Agreement. Receipt by Lender of a fully-executed copy of this Agreement and the Note.

8.2 Financing Statements. Confirmation by Lender that a UCC financing statement has been filed with the Secretary of State of Delaware indicating Lender as secured party, Borrower as debtor and a description of the Collateral.

8.3 Guaranty. Receipt by Lender of the Guaranty and the Pledge, each executed by Corporate Guarantor.

8.4 CD. Corporate Guarantor shall have (a) executed and delivered to Lender all documents required by Lender to issue the CD and (b) deposited with Lender immediately available funds in United States Dollars in an amount equal to the amount required to fund the CD in full.

8.5 Searches. Receipt by Lender of such searches as Lender shall requires which shall be satisfactory to Lender.

8.6 Governing Documents. Receipt by Lender of the following documents for each of Borrower and Corporate Guarantor:

(a)	a copy of its articles and/or certificate of incorporation, certified as true and correct by its Secretary;

(b)	good standing certificates issued by the Secretary of State of the state where incorporated, each dated not more than 30 days prior to the date hereof;

(c)	resolutions of its board of directors authorizing the execution of this Agreement and the Related Documents and their performance pursuant thereto, certified by its Secretary as being true, correct, complete and in effect as of the Closing Date and in form and substance satisfactory to Lender;

(d)	a copy of its by-laws and all amendments thereto, certified by its Secretary as being true, correct, complete and in effect;

(e)	an incumbency certificate showing the names and specimen signatures for those officers authorized to execute and deliver this Agreement and the Related Documents; and

(f)	such other documents, instruments, records, opinions, assurances and papers relating to Borrower or Corporate Guarantor as Lender or its counsel may reasonably require, all in form and substance reasonably satisfactory to Lender and its counsel.

8.7 Opinion of Counsel. Receipt by Lender of an opinion of counsel to Borrower and the Guarantors, addressed to Lender and in all respects satisfactory to Lender and its counsel.

8.8 Payoff Confirmation. Receipt by Lender of such information and documentation as Lender shall reasonably require to confirm the amount and procedure attendant to repayment in full of the Senior Notes.

8.9 Fees. Receipt by Lender of all fees and expenses which are payable to Lender, its counsel, or to third-party providers of services related to the closing of this transaction.

8.10 Miscellaneous. Receipt by Lender of such other documents, instruments, records, opinions, assurances and papers as Lender or its counsel may reasonably require, all in form and substance satisfactory to Lender and its counsel.

9 EVENTS OF DEFAULT
The occurrence of any of the following shall constitute an Event of Default:

9.1 Failure to Pay. Borrower fails to pay when due any principal of or interest on the Loan or any other sum owing to Lender pursuant to this Agreement or the Note;

9.2 Failure to Perform. Borrowers fails to perform or observe (a) any covenant, term or condition of this Agreement or any of the Related Documents, or (b) any of its other duties or obligations hereunder and any such failure continues for a period of thirty (30) days after Lender’s notice to Borrower of such failure;

9.3 False Representation or Warranty. Any representation, warranty or statement contained in this Agreement, in any of the Related Documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or the Loan, proves to have been incorrect in any material respect when made;

9.4 Change of Control. There occurs any one or more events which cause, individually or in the aggregate, any Person, directly or through Affiliates (other than a Person who is a shareholder or other equity owner of Borrower as of the date of this Agreement) to beneficially own more than thirty five (35%) percent of the issued and outstanding stock or similar equity interest in Borrower which interest entitles such Person(s) to vote in an election of directors or to make similar controlling decisions.

9.5 Liquidation or Dissolution. Borrower or Corporate Guarantor takes any action to authorize its liquidation or dissolution;

9.6 Inability to Pay Debts. Borrower or Corporate Guarantor (a) becomes unable or fails to pay its debts generally as they become due, (b) admits in writing its inability to pay its debts, or (c) proposes or makes a composition agreement with creditors, a general assignment for the benefit of creditors, or a bulk sale;

9.7 Bankruptcy; Insolvency. Any proceeding is instituted by or against Borrower or Corporate Guarantor (a) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or Borrower takes any action to authorize or consent to any action described in this Section 9.7.

9.8 ERISA. With respect to any Plan (as defined in Section 5.15 of this Agreement), there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, could in the opinion of Lender subject Borrower or Corporate Guarantor to any tax, penalty or other liability that might, singly or in the aggregate, have a material adverse effect on the financial condition or the properties or operations of Borrower or Corporate Guarantor: (a) a reportable event as defined in Section 4043 of ERISA, (b) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (c) termination of the Plan or filing of notice of intention to terminate, (d) institution by the Pension Benefit Guaranty Corporation of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings, (e) complete or partial withdrawal from a multiemployer Plan, or the reorganization, insolvency or termination of a multiemployer Plan, (f) an accumulated funding deficiency within the meaning of ERISA, (g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the Pension Benefit Guaranty Corporation; or

9.9 Guaranty. The Guaranty or the Pledge cease to be effective or Corporate Guarantor denies liability thereunder.

10	REMEDIES

10.1 Rights in General. Automatically upon the occurrence of an Event of Default described in Section 9.7, and at the option of Lender upon the occurrence of any other Event of Default, (a)  the principal and interest of the Loan, all other amounts payable under this Agreement and all other Obligations shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (b) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all rights and remedies provided for in this Agreement or any Related Documents, all rights and remedies of a secured party under the UCC, and all other rights and remedies that may otherwise be available to Lender by agreement or at law or in equity.

10.2 Specific Rights Regarding Collateral. In addition to the rights as stated generally in Section 10.1, Borrower agrees that, upon the occurrence of an Event of Default, Lender shall be entitled to the rights and remedies, and Borrower shall have the obligations, set forth below:

(a)	Lender may enter upon the premises where any of the Collateral is located and take possession thereof and, at Lender’s option, remove or sell in place any or all thereof.

(b)	Upon notice from Lender, Borrower shall promptly at its expense assemble any or all of the Collateral and make it available at a reasonably convenient place designated by Lender.

(c)	Lender may, with or without judicial process, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such persons or entities, for cash or credit or for future delivery and upon such other terms, as Lender may in its discretion deem best in each such matter. The purchaser of any of the Collateral at any such sale shall hold the same free of any equity of redemption or other right or claim of Borrower, all of which - together with all rights of stay, exemption or appraisal under any statute or other law now or hereafter in effect - Borrower hereby unconditionally waives to the fullest extent permitted by law. If any of the Collateral is sold on credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, Lender may resell such Collateral.

(d)	Borrower hereby further agrees that notice of the time and place of any public sale, or of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice (i) is delivered not less than five (5) Business Days prior to the date of the sale, disposition or other action to which the notice relates, or (ii) is mailed (by ordinary first class mail, postage prepaid) not less than ten (10) Business Days prior thereto. Lender shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place previously fixed therefor, and such sale, disposition or action may be held or accomplished at any times or places to which the same may be so adjourned or postponed.

(e)	Lender may purchase any or all of the Collateral at any public sale and may purchase at private sale any of the Collateral that is of the type customarily sold in a recognized market or the subject of widely distributed price quotations or as may be further permitted by law. Lender may make payment of the purchase price for any Collateral by credit against the then outstanding amount of the Obligations.

(f)	Lender may at its discretion retain any or all of the Collateral and apply the same in satisfaction of part or all of the Obligations.

(g)	Any cash proceeds of sale, lease or other disposition of Collateral shall be applied as follows:

First: To the expenses of collecting, enforcing, safeguarding, holding and disposing of Collateral, and to other expenses of Lender in connection with the enforcement of this Agreement, any of the Notes, any of the Related documents, or any other agreement relating to any of the Obligations (including without limitation court costs and the fees and expenses of attorneys, accountants and appraisers), together with interest at the Default Rate from the respective dates such sums are expended;

Second: Any surplus then remaining to the payment of interest and principal of the Loan and other sums payable as part of the Obligations, in such order as Lender elects; and

Third: Any surplus then remaining to Borrower or whoever may be lawfully entitled thereto.

10.3	Set-Off. Borrower further agrees that:

(a)	Upon the occurrence of an Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply (or cause any Affiliate of Lender to set off and apply) any and all deposits (including general or special, time or demand, provisional or final but excluding Keogh or other trust accounts) at any time held and other indebtedness at any time owing by Lender or such Affiliate to or for the credit or the account of Borrower, against any or all of the Obligations of Borrower now or hereafter existing under this Agreement irrespective of whether or not Lender shall have made any demand and although such Obligations may be unmatured.

(b)	If any other lender has participated with Lender with respect to the Loan, Borrower hereby authorizes such participating lender, upon the occurrence of any Event of Default, immediately and without notice or other action, at request of Lender, to set off against any of Borrower’s Obligations to Lender any deposits held or money owed by such participating lender in any capacity to Borrower, whether or not due, and to remit the money set off to Lender.

(c)	Any such set-off shall be deemed to have occurred upon the occurrence of such Event of Default, notwithstanding that the book entries relating to same may be made at a later date.

(d)	The rights stated in this Section 10.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that Lender or any participating lender may have.

10.4 Cumulative Remedies; No Waiver by Lender. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available to Lender by agreement or at law or in equity, and Lender may exercise its remedies concurrently, independently, or successively. No express or implied waiver by Lender of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies, and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right.

10.5 Waivers and Agreements Relating to Remedies. In connection with any action or proceeding arising out of or relating in any way to this Agreement the Loan, any of the Related documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing:

(a)	Borrower waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as Lender may elect, by certified mail directed to Borrower at the location provided for notices to Borrower under this Agreement or, in the alternative, in any other form or manner permitted by law;

(b)	Borrower agrees that all of the Collateral constitutes equal security for all of the Obligations, and agrees that Lender shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Lender shall determine in its sole and absolute discretion, free of any requirement for the marshaling of assets or other restriction upon Lender in dealing with the Collateral; and

(c)	Borrower agrees that Lender may proceed directly against Borrower for collection of any or all of the Obligations without first selling, retaining or otherwise dealing with any of the Collateral.

11 ADDITIONAL WAIVERS AND CONSENTS OF BORROWER

11.1 Waivers. Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral.

11.2 Consents. Borrower consents to (a) any extension, postponement of time of payment or other indulgence, (b) any substitution, exchange or release of Collateral, (c) any addition to, or release of, any party or person primarily or secondarily liable, and (d) any acceptance of partial payments on any Accounts or instruments and the settlement, compromising or adjustment thereof.

11.3 Applications of Payments. Borrower consents and agrees that, whether or not an Event of Default shall have occurred, Lender shall be entitled to apply the proceeds of any loan payments made to Lender by or on behalf of Borrower, including, without limitation, any and all proceeds arising from any of the Collateral securing the obligations of Borrower to Lender, in the manner and against the obligation or obligations as determined in the sole and absolute discretion of Lender.

12. TERMINATION OF AGREEMENT
Upon the Termination Date the principal and interest of the Loan, and all other Obligations under this Agreement and the Related Documents related to the Loan, shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all of the rights and remedies referred to in Section 10 for the collection of such amounts.

13	COSTS, EXPENSES AND TAXES
	13.1	Borrower’s Obligations to Pay. Borrower agrees to pay on demand:

(a)	all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement and the Related Documents, and any amendments to any of the foregoing (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender);

(b)	all losses, costs and expenses incurred by Lender in connection with the enforcement of this Agreement, any of the Related Documents, or in the preservation of any rights of Lender under any thereof, or in connection with legal advice relating to the rights or responsibilities of Lender under any thereof (including with limitation court costs and the fees and expenses of attorneys, accountants and appraisers); and

(c)	any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or any of the Related Documents, and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

13.2 Reimbursement by Borrower. With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of this Section 13, Borrower shall also pay Lender interest on such amount at the Default Rate. Borrower’s obligations under this Section 13 shall survive termination of the other provisions of this Agreement.

14 INDEMNIFICATION BY BORROWER/WAIVER OF CLAIMS

14.1 Indemnification. Borrower hereby covenants and agrees to indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including with limitation, the reasonable fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity in connection with:

(a)	any investigation, action or proceeding arising out of or in any way relating to this Agreement, the Loan, any of the Related Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing; or

(b)	any taxes, liabilities, claims or damages relating to the Collateral or Lender’s liens thereon; or

(c)	the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

(d)	any broker’s commission, finder’s fee or similar charge or fee in connection with the Loan and the transactions contemplated in this Agreement, provided however, it is understood that Lender has incurred no such fee or charge with respect to this transaction.

14.2 No Violation of Law. To the extent that the undertaking to indemnify pay and hold harmless set forth in this Section 17 may be unenforceable because it is violate of any law of public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters referred to under this Section 14.

14.3 Claim by Borrower. To the extent permitted by applicable law, no claim may be made by Borrower or any other person against Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its affiliates, directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

15 MISCELLANEOUS

15.1 Entire Agreement; Amendments; Lender’s Consent. This Agreement (including the Exhibits and Schedules thereto) and the Related documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any of the Related documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15.2 Notices. All notices and other communications relating to this Agreement (or to any of the Related documents, unless otherwise specified therein) shall be in writing, and addressed as follows and sent by hand delivery, recognized overnight courier service or telecopier with confirmation of delivery:

If to Lender:	Valley National Bank
275 Madison Avenue, 10th Floor
New York, New York 10016
Attn: James Moore, S.V.P.
Telephone: 212-973-6685
Facsimile: 212-973-6664
If to Borrower:	Loral Skynet Corporation
600 Third Avenue
New York, New York 10016
Attn: Mr. Richard Mastoloni
Telephone: (212) 338-5605
Facsimile: (212) 338-5626

or to such other address as the respective party or its successors or assigns may subsequently designate by proper notice. All notices shall be effective one (1) Business Day after deposit with a courier or when received, if earlier.

15.3 Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

15.4 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. This Agreement, the Related documents and the other documents delivered in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

15.6 Severability of Provisions. Any provision of this Agreement or any of the Related Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

15.7 Headings. The headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect.

15.8 Schedules. All of the Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

16 CONSENT TO JURISDICTION. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT, THE NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED THERETO; PROVIDED, HOWEVER, LENDER MAY, AT ITS OPTION, COMMENCE ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION TO OBTAIN POSSESSION OF OR FORECLOSE UPON ANY COLLATERAL, TO OBTAIN EQUITABLE RELIEF OR TO ENFORCE ANY JUDGMENT OR ORDER OBTAINED BY LENDER AGAINST BORROWER OR WITH RESPECT TO ANY COLLATERAL, IF ANY, TO ENFORCE ANY OTHER RIGHT OR REMEDY UNDER THIS AGREEMENT OR THE NOTE OR TO OBTAIN ANY OTHER RELIEF DEEMED APPROPRIATE BY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT AND HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY.

17 WAIVER OF JURY TRIAL. BORROWER WAIVES THE RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN RESPECT OF ANY MATTER ARISING UNDER THIS AGREEMENT, THE NOTE OR ANY OTHER MATTER INVOLVING BORROWER AND LENDER, WHETHER OR NOT OTHER PERSONS ARE ALSO PARTIES THERETO. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER’S MAKING THE TIME LOAN AND THAT LENDER IS RELYING ON THE FOREGOING WAIVER IN ITS DEALINGS WITH BORROWER. BORROWER REPRESENTS AND WARRANTS THAT BORROWER REVIEWED THIS JURY WAIVER PROVISION WITH ITS LEGAL COUNSEL, AND MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be executed by their proper corporate officers and sealed with their seal the day and year first above written.

LORAL SKYNET CORPORATION

By: /s/ Richard J. Townsend
Print Name: Richard J. Townsend
Print title: Executive Vice President

VALLEY NATIONAL BANK

By: /s/ James K. Moore
Print name: James K. Moore
Print title: Sr. Vice President